NOTE SETTLEMENT AGREEMENT

This Note Settlement Agreement (the "Agreement"), dated as of June 27 4th, 2020, by and among GEE Group, Inc. (the "Company"), and Enoch S. Timothy and Dorothy Timothy (collectively, the "Holders" and, collectively with the Company, the "Parties", and, each, a "Party").

WITNESSETH:

WHEREAS, the Company is a party to that certain Seventh Amendment dated as of April 28, 2020 (the "Seventh Amendment"), to the Revolving Credit, Term Loan and Security Agreement, dated as of March 31, 2017, as amended, by and among the Company, Scribe Solutions, Inc., Agile Resources, Inc. Access Data Consulting Corporation, Triad Personnel Services, Inc. Triad Logistics, Inc., Paladin Consulting, Inc., BMCH, INC., GEE Group Portfolio Inc., and SNI Companies, each subsidiary of the Company listed as a "Guarantor" on the signature pages thereto each lender named therein and MGG Investment Group LP, as administrative agent, collateral agent and term loan agent for the lenders;

WHEREAS, the Seventh Amendment contemplates that the Company will, on or before June 27, 2020, enter into definitive documentation converting to Common Stock (defined below) or otherwise satisfying the preferred stock and subordinated notes issued by the Company (the "Restructuring Transaction"); and

WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of January 1, 2016, by and between the Company and the Holder (the "Stock Purchase Agreement"), the Company issued to the Holders that certain Subordinated Promissory Note dated January 20, 2017 (the "Note"); and

WHEREAS, on the date hereof, the aggregate principal amount of $1,000,000 is due under the Note (the "Note Amount"); and

WHEREAS, in connection with the Restructuring Transactions, the Company and the Holders have agreed to compromise the aggregate principal amount of the Note (the "Compromised Note") on the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the promises and mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

1. Settlement of Compromised Note Subject to the terms and conditions of Agreement, the Holders agree to accept in full and final satisfaction of the Compromised Note, an aggregate amount equal to $89,194 (the "Note Payment Amount"), which is calculated based on the following formula: the Note Amount, divided by $5.83 (the agreed price at which the Note shall be convertible to Common Stock), times $0.52 (the closing price for the Common Stock on June 16, 2020). The Note Payment Amount shall be paid in cash or readily available funds on the Closing Date (as defined in Section 3 below). All accrued but unpaid interest with respect to the Note for the period ending June 30, 2020 shall be paid in cash on the Closing Date.

2. Condition to the Occurrence of the Closing Date. It shall be a condition precedent to the occurrence of the Closing Date that the Company shall have received the written approval of MGG Investment Group LP and CM Financial SPV Ltd. to this Agreement

3. Closing Date. The satisfaction of the Compromised Note shall take place at the offices of the Company as soon as reasonably practicable after the satisfaction of the condition set forth in Section 2 above, but not later than June 30, 2020, or on such other date or at such other location as the parties hereto shall mutually agree (the "Closing Date").

4. Representations and Warranties of Holders. Each of the Holders s jointly and severally represents and warrants to the Company as follows:

4.1. The Holders are the sole lawful owners of record and beneficially of the Compromised Note, free and clear of all pledges, liens, security interests, encumbrances, equities, claims and other charges of any kind whatsoever and have the right to compromise the Compromised Note on the terms set forth herein.

4.2. Each of the Holders have the requisite power, authority, and capacity to execute and deliver this Agreement and perform all of his or its obligations hereunder and to consummate the transactions contemplated thereby. This Agreement is a valid and legally binding obligation of each of the Holders, enforceable against each of the Holders in accordance with its terms.

4.3. The execution and delivery of this Agreement by the Holders and the consummation of the transactions contemplated thereby do not and will not with or without the giving of notice or the passage of time or both, (i) violate, conflict with, result in the breach or termination of, constitute a default under, or result in the right to accelerate or loss of rights under or the creation of any lien, encumbrance or charge upon any assets or property of either of the Holders, pursuant to the terms or provisions of any contract, agreement, commitment, mortgage, note, lease, license or other instrument or obligation to which either of the Holders is a party or by which either of the Holders or any of such Holder's properties or assets may be bound or affected, or (ii) violate any order, writ, injunction, judgment or decree of any court, administrative agency or governmental body binding upon either of the Holders .

4.4. No consent, approval or authorization of or declaration or filing with any governmental authority or other persons or entities on the part of either of the Holders is required in connection with execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

4.5. The Holders have received all the information it considers necessary or appropriate for deciding whether to compromise their Compromised Note pursuant to this Agreement. The Holders acknowledge (i) that neither the Company, nor any of the Company's Related Parties (as defined below), has made any representation or warranty, express or implied, except as set forth herein, regarding any aspect of the transactions contemplated by this Agreement or the value of the Compromised Note (ii) that the Holders are not relying upon the Company or any of the Company's Related Parties in making their decision to compromise the Compromised Note pursuant to this Agreement, (iii) that the Company is relying upon the truth

of the representations and warranties in this Section 4 in connection with the compromise of the Compromised Note hereunder. For purposes of this Agreement, "Related Parties" shall mean the Company's current and former directors, officers, partners, employees, attorneys, agents, successors, assigns, stockholders, owners, representatives, predecessors, parents, affiliates, associates and subsidiaries and each of their respective affiliates.

4.6. The Holders have had an opportunity to review the federal, state and local tax consequences of the transactions contemplated by this Agreement with their own tax advisors. The Holders are relying solely on such advisors and not on any statements or representations of the Company or any of its respective Related Parties. The Holders understand that they (and not the Company) shall be responsible for their own tax liability that may arise as a result of the transactions contemplated by this Agreement.

5. Representations and Warranties of the Company. The Company represents and warrants to the Holders as follows:

5.1. The Company has the corporate power to execute and deliver each of the transaction Documents and perform all of its obligations thereunder and to consummate the transactions contemplated thereby. This Agreement is a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms subject to applicable laws affecting creditors' rights and equitable principles.

5.2. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not with or without the giving of notice or the passage of time or both, (i) violate, conflict with or result in the breach of the articles of incorporation or bylaws of the Company (ii) violate, conflict with, result in the breach or termination of, constitute a default under, or result in the right to accelerate or loss of rights under or the creation of any lien, encumbrance or charge upon any assets or property of the Company pursuant to the terms or provisions of any material contract, agreement, commitment, indenture, mortgage, deed of trust, pledge, security agreement, note, bond, easement, lease, license, covenant, understanding or other instrument or obligation to which such Company is a party or by which the Company or any of its properties or assets may be bound or affected, or (iii) violate any order, writ, injunction, judgment or decree of any court, administrative agency or governmental body binding upon the Company.

6. General Release by the Holders.

6.1. Each of the Holders and each of their past, present and future agents, representatives, attorneys, heirs, executors, administrators, trustees, predecessors, successors, and assigns (together "Holder Releasors"), in consideration of the covenants and agreements contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, hereby release and discharge the Company, its affiliates and subsidiaries, and each of their respective past, present and future parent companies, affiliates, and subsidiaries, and each of their past, present and future officers, directors, employees, agents, representatives, insurers, contractors, attorneys, heirs, executors, administrators, trustees, predecessors, successors, and assigns, (together "Company Releasees") from all actions, causes of action, suits, debts due, sums of money, accounts, reckoning, bonds, bills, specialties, controversies,

variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law, admiralty or equity, whether presently known or unknown, which the Holder Releasors now have, ever had or hereafter can, shall or may have against any Company Releasee for, arising from or relating to any matter, cause or thing, from the beginning of the world to the date of this Agreement, including, but not limited to, claims relating to this Agreement, the Compromised Note, the Company and the Stock Purchase Agreement.

6.2. The Holders acknowledge that they are aware that they may hereafter discover facts different from or in addition to what they now know or believe to be true with respect to matters herein released and Company Releasors agree that this release shall be and remain in effect in all respects as complete release for the released claims, notwithstanding any such different or additional facts. It is the parties' intention that this release shall be effective as a full and final accord and satisfaction, and release of each and every claim released. This release does not encompass, bar or affect in any way claims seeking enforcement of this Agreement.

7. General Release by the Company.

7.1. The Company, its affiliates and subsidiaries, and each of their respective past, present and future agents, representatives, attorneys, heirs, executors, administrators, trustees, predecessors, successors, and assigns (together "Company Releasors"), in consideration of the covenants and agreements contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, hereby release and discharge each of the Holders and each Holder's respective past, present and future affiliates and each Holder's past, present and future agents, representatives, insurers, attorneys, heirs, executors, administrators, trustees, predecessors, successors, and assigns, (together "Holder Releasees") from all actions, causes of action, suits, debts due, sums of money, accounts, reckoning, bonds, bills, specialties, controversies, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law, admiralty or equity, whether presently known or unknown, which the Company Releasors now have, ever had or hereafter can, shall or may have against any Holder Releasee for, arising from or relating to any matter, cause or thing, from the beginning of the world to the date of this Agreement, including, but not limited to, claims relating to this Agreement, the Compromised Note, the Company and the Stock Purchase Agreement.

7.2. The Company Releasors acknowledge that they are aware that they may hereafter discover facts different from or in addition to what they now know or believe to be true with respect to matters herein released and the Holder Releasors agree that this release shall be and remain in effect in all respects as complete release for the released claims, notwithstanding any such different or additional facts. It is the parties' intention that this release shall be effective as a full and final accord and satisfaction, and release of each and every claim released. This release does not encompass, bar or affect in any way claims seeking enforcement of this Agreement.

8. Survival of Representations, Warranties, Covenants and Agreements. Each Party hereto covenants and agrees that his or its representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement.

9. Indemnification by the Company. The Company covenants and agrees to indemnify and hold harmless from and against, and to reimburse the Holders for any claim for any losses, damages, liabilities, deficiencies and expenses (including reasonable counsel fees) incurred by the Holders after the date hereof by reason of, or arising from, any misrepresentation or breach of any representation or warranty by the Company contained in this Agreement or any failure on the part of the Company to perform any obligation or covenant required to be performed by Holder under any provision of this Agreement

10. Indemnification by Holders. The Holders jointly and severally covenant and agree to indemnify and hold the Company harmless from and against, and to reimburse the Company for any claim for any losses, damages, liabilities, deficiencies and expenses (including reasonable counsel fees) incurred by the Company after the date hereof by reason of, or arising from, any misrepresentation or breach of any representation or warranty by either or both Holders contained in this Agreement or any failure on the part of either or both Holders to perform any obligation or covenant required to be performed by such Holder(s) under any provision of this Agreement.

11. Entire Agreement; Amendments. This Agreement contains, and is intended as, a complete statement of all the terms of the arrangements among the Parties with respect to the matters provided for and supersedes any and all prior agreements, arrangements and understandings among the Parties with respect to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing, signed by the Parties hereto or a duly authorized representative thereof.

12. Notices. Any notices required or permitted to be given under this Agreement shall be in writing, signed by the Party giving such notice and shall be deemed duly given when sent by registered or certified mail return receipt requested, to the other parties hereto at such Parties address set forth on the signature page hereto or at such other address as such Parties shall designate by similar notice to the other Parties.

13. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law or choice of law. Each of the Holder and the Company hereby agree that the state and federal courts located in New York, New York, shall have exclusive jurisdiction and venue over all actions relating to this Agreement, and each of the Holders and the Company hereby waives the right to personal service in any such action, and consent to service of process in any manner permitted for notices in Section 13 hereof.

14. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

15. Expenses. Each of the Parties party agrees to pay its own costs and expenses that such party incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

16. Further Assurances. In connection with this Agreement, each party hereto shall execute such additional documents, and take such other actions, as may be reasonably necessary

or desirable to confirm or carry out and to effectuate fully the intent and purposes of this Agreement

17. Specific Performance. The Parties to this Agreement acknowledge and agree that each would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Parties hereto agree that each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties to this Agreement and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

18. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument

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IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the day and year first above written.

GEE GROUP, INC.

By: ______________________
Name: Derek E. Dewan
Title: Chief Executive Officer

Address:
7751 Belfort Parkway, Suite 150
Jacksonville, Florida 32256

____
Enoch S. Timothy Signature

Address:

7905 Vale Ct. North
Richard Hills, Texas 76182

____
Dorothy Timothy Signature

Address:
7905 Vale Ct.
North Richard Hills, Texas 76182